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                                                                   EXHIBIT 4.7

                     NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
                     COMMON STOCK OF BIONOVA HOLDING CORPORATION
                        SUBSCRIBED FOR IN THE RIGHTS OFFERING

     As set forth in the Prospectus dated May ___, 1999, under "The Rights Offering -- Exercise of Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription for shares of Common Stock of Bionova Holding Corporation. Such form may be delivered by hand or sent by telex, facsimile transmission, overnight courier or mail to the Rights Agent.

                                 THE RIGHTS AGENT IS

                          THE BANK OF NEW YORK COMPANY, INC.



             BY MAIL:                         BY HAND OR OVERNIGHT COURIER:

 Tender and Exchange Department             Tender and Exchange Department

 P.O. Box 11248                             101 Barclay Street

 Church Street Station                      Receive and Deliver Window

 New York, New York 10286-1248              New York, New York 10286



                            FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                (212) 815-6213

                          CONFIRMATION BY TELEPHONE:
                                (800) 507-9357

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     Prior to 5:00 p.m., New York City time, on the Expiration Date, the member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or commercial bank or trust company which completes this form must communicate the guarantee, the name of the exercising Rights holder, the number of Rights represented by the Rights Certificate(s) held by such exercising holder and the number of shares subscribed for in this Rights Offering to the Rights Agent and must deliver this Notice of Guaranteed Delivery, fully completed and duly executed on the reverse hereof, together with payment in full for all subscribed shares, guaranteeing delivery of a properly completed and signed copy of the Rights Certificate to the Rights Agent. Failure to do so will result in a forfeiture of the Rights.

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                                      GUARANTEE

     The undersigned, a member of the firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Rights Agent by the close of business on the third Nasdaq National Market trading day following the date hereof, of a properly completed and duly executed Rights Certificate evidencing the Rights being exercised as indicated herein.

Number of Rights to be delivered ________________

Method of delivery (circle one)    A. Through DTC*
                                   B. Direct to Rights Agent


----------------------------------------
     Number of Shares Subscribed for
       pursuant to Rights Offering


----------------------------------------     ----------------------------------
            Name of Firm                            Authorized Signature

----------------------------------------     ----------------------------------
              Address                                       Title

                                             Name
----------------------------------------         ------------------------------
              Zip Code                               (Please Type or Print)

----------------------------------------     ----------------------------------
            Contact Name                                  Phone Number



Dated_________________, 1999

*IF THE RIGHTS ARE DELIVERED THROUGH DTC, A REPRESENTATIVE OF THE BANK OF NEW YORK COMPANY, INC. WILL PHONE YOU WITH A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE RELATED BY YOU TO DTC.